Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

CECO Environmental Corp. and Subsidiaries

Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-143527, 333-159948, 333-200000, 333-206743, and 333-218030) and Form S-3 (No. 333-231001) of CECO Environmental Corp. and Subsidiaries of our reports dated March 4, 2020, relating to the consolidated financial statements, and the effectiveness of CECO Environmental Corp. and Subsidiaries’ internal control over financial reporting, which appear in this Form 10-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

Cincinnati, Ohio

March 4, 2020